UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-14643	34-1482024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2008, the Board of Directors of STERIS Corporation (the “Company”) announced the appointment of Michael J. Tokich, as Senior Vice President and Chief Financial Officer of the Company, effective on March 13, 2008 (the “Effective Date”). Mr. Tokich, 39, has served as Vice President and Corporate Controller since July 2002. He joined STERIS in May 2000 as Assistant Corporate Controller. He became Corporate Controller in March 2001.

In connection with Mr. Tokich’s appointment as Senior Vice President and Chief Financial Officer, the Board of Directors authorized and approved the following compensation: an annual base salary of $275,000; a grant of 13,600 stock options; and a grant of 4,600 restricted shares. The stock options and restricted shares awards will be granted under the Company’s 2006 Long-Term Equity Incentive Plan and will be priced at the closing price of the Company’s common stock on the New York Stock Exchange on March 14, 2008.

The options will vest over four years, with one-fourth vesting on each anniversary of the March 14, 2008 award date. The restricted shares vest on the third anniversary of the March 14, 2008 award date. Vesting of the options and restricted shares may be accelerated in certain circumstances, and unvested grants generally would terminate upon termination of employment.

Mr. Tokich has been eligible to participate in certain Company benefits and perquisite programs and previously entered into a Change of Control Agreement with the Company.

There are no arrangements or understandings between Mr. Tokich and any other person pursuant to which Mr. Tokich was appointed Senior Vice President and Chief Financial Officer nor is there a family relationship between any director or executive officer and Mr. Tokich. Mr. Tokich has not entered into any related party transactions with STERIS that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Tokich’s appointment is filed with this report as Exhibit 99.1 and incorporated herein by reference.

Also as of the Effective Date, the Board of Directors appointed Gerard J. Reis, who previously served as Senior Vice President and Group President, Life Sciences, as Senior Vice President, Government and Administration. John Voyzey will lead the Company’s Life Sciences business segment.

Item 8.01	Other Events.

New Share Repurchase Authorized

On March 14, 2008, STERIS Corporation announced that its Board of Directors authorized the repurchase of up to $300 million in shares of STERIS common stock. This share repurchase authorization replaces an existing authorization that had approximately $160 million remaining. A copy of the press release announcing this action is attached hereto as Exhibit 99.2 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by STERIS Corporation on March 14, 2008 regarding the appointment of Michael J. Tokich as Senior Vice President and Chief Financial Officer

99.2	Press Release issued by STERIS Corporation on March 14, 2008 regarding New Share Repurchase Authorization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By	/s/ Mark D. McGinley
Mark D. McGinley
Senior Vice President, General Counsel, and Secretary

Date: March 14, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by STERIS Corporation on March 14, 2008 regarding the appointment of Michael J. Tokich as Senior Vice President and Chief Financial Officer

99.2	Press Release issued by STERIS Corporation on March 14, 2008 regarding New Share Repurchase Authorization

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